EXHIBIT 9.1


                      VOTING TRUST AGREEMENT


          THIS VOTING TRUST AGREEMENT (this "Agreement") is made as of April 17, 1996, by and among Clark-Schwebel Holdings, Inc., a Delaware corporation (the "Company"), Vestar/CS Holding Company, L.L.C., a Delaware limited liability company, in its individual capacity ("Holdings") and as trustee (together with its successors-in-interest as trustee, the "Trustee"), the other initial parties to the Equity Purchase Agreement (each, an "Equityholder" and, collectively, the "Equityholders"), and the initial parties to the Securityholders Agreement who are identified as "Employees" on the signature page thereto (each an "Employee" and, collectively, the "Employees"). Certain capitalized terms used herein are defined in Section 4.1. Capitalized terms used but not defined herein have the respective meanings set forth in the Securityholders Agreement.

     WHEREAS, Holdings, the Equityholders and the Employees, being all of the initial stockholders of the Company, have entered into the Securityholders Agreement in order to set forth certain terms and conditions for the governance of the Company; and

     WHEREAS, the Securityholders Agreement requires each Stockholder to enter into a voting trust agreement, to designate Holdings as trustee thereof and to deposit their Capital Stock in such voting trust;

          NOW, THEREFORE, the parties hereto agree as follows:


                            ARTICLE I
                           VOTING TRUST

     1.1 Creation of Voting Trust. Subject to the terms and conditions of this Agreement, a voting trust (the "Voting Trust") is hereby created and established in accordance with Section 218 of the Delaware General Corporation Law. The Trustee accepts the trust created by this Agreement and agrees to its appointment as Trustee (with all attendant rights and duties hereunder). Upon the execution of this Agreement by all the parties hereto, the Trustee shall file an executed counterpart of this Agreement (and of every supplemental or amendatory agreement) at the Company's principal office in New York, New York and at the Company's registered office in the State of Delaware. The copy of this Agreement so filed shall be open to inspection at any reasonable time by any stockholder of the Company, the holder of any Voting Trust Certificate(s) or any holder of a beneficial interest in this Voting Trust, in person or by agent or attorney, as provided in Section 218 of the Delaware General Corporation Law. The Trustee shall also maintain, or cause to be maintained, such other records and books as are necessary or appropriate to enable the Trustee to carry out the terms and provisions of this Agreement.

     1.2  Deposit of Shares; Voting Trust Certificates.

          (a) Upon execution and delivery of this Agreement (or a joinder hereto) by each Stockholder, such Person shall deposit with the Trustee certificates representing all of the outstanding Capital Stock then owned

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directly or beneficially by such Person. The Stockholders shall deposit additional shares of Capital Stock with the Trustee from time-to-time as necessary to ensure that the Shares subject hereto at all times represent all of the shares of Capital Stock owned directly or beneficially by all of the Stockholders. Each such deposit shall be accompanied by stock powers duly executed in blank or such other instrument as may be reasonably requested by the Trustee to enable the Trustee to transfer the Shares to the Trustee's name. Upon each such deposit, the Shares shall be surrendered by the Trustee to the Company or its transfer agent and canceled and new certificates representing the Shares shall be issued to and in the name of the Trustee, as Trustee of this Voting Trust. Except as hereinafter provided, such Share certificates shall at all times be and remain in the possession, and under the control, of the Trustee.

          (b) Each new certificate for Shares issued to the Trustee shall bear a legend in substantially the following form:

               THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ISSUED PURSUANT TO AND ARE SUBJECT TO THE TERMS OF A CERTAIN VOTING TRUST AGREEMENT, DATED APRIL 17, 1996 AMONG THE ISSUER, THE TRUSTEE OF THE VOTING TRUST AND THE BENEFICIAL OWNER OF THESE SECURITIES. THESE SECURITIES MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE VOTING TRUST AGREEMENT, A COPY OF WHICH IS ON FILE AT THE ISSUER'S REGISTERED OFFICE IN THE STATE OF DELAWARE.

A like notation shall be made in the Company's stock transfer records with respect to such Shares.

          (c) Upon receipt of the new certificate representing the Shares, the Trustee shall deliver to the Stockholders, or to the extent a Stockholder is party to a Pledge Agreement, the pledgee thereunder, voting trust certificate(s) substantially in the form of Exhibit A attached hereto (each, a "Voting Trust Certificate"). Each Voting Trust Certificate shall specify the series or class, and number of Shares in respect of which it is issued, shall be dated the date of its issuance and shall be signed manually by a representative of the Trustee.

          (d) The Trustee shall retain and hold the certificates representing the Shares only in accordance with, and subject to the terms and conditions set forth in, this Agreement. The Trustee shall have no authority to, and shall not sell, transfer, assign, pledge or otherwise dispose of or encumber the Shares, except to the extent otherwise specifically required by this Agreement. All Shares and all cash, securities or other property distributed in respect of the Shares that is held by the Trustee shall be held in trust for the benefit of the Stockholders, and in the event such Stockholder is a party to a Pledge Agreement, the pledgee thereunder, and no creditors of the Trustee shall have any right to or claim against any of the assets of this Voting Trust.

     1.3  Transfer or Exchange of Voting Trust Certificates.

          (a) The Trustee will maintain an office or agency in New York, New York at which Voting Trust Certificates may be presented or surrendered for registration of transfer or for exchange (the "Registrar"). The Registrar shall keep a register of the Voting Trust Certificates and of their transfer and


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exchange. The Trustee may appoint any person to act as Registrar on its behalf, but in the absence of an effective appointment, the Trustee shall act as Registrar hereunder. The Trustee initially appoints the Company to act as Registrar to act until such time as the Trustee may determine, and the Company hereby accepts such appointment.

     (b) Subject to the provisions of Section 1.3(c) below, when Voting Trust Certificates are presented to the Registrar with a request to register the transfer of such Voting Trust Certificates, or to exchange them for Voting Trust Certificates of different denominations which in the aggregate represent the Shares for which such Voting Trust Certificates are being exchanged, in each case, as accompanied by a duly executed instrument of assignment or exchange substantially in the form attached as Exhibit B attached hereto, then the Registrar shall register the transfer or make the exchange as requested; provided that the Registrar shall require (except as otherwise provided in the Securityholders Agreement), as a condition to registering a transfer of Voting Trust Certificates, that the transferee execute and deliver to the Trustee its written agreement to be bound by the terms of this Agreement as a Stockholder hereunder substantially in the form of Exhibit C attached hereto.

          (c) Notwithstanding the provisions of Section 1.3(b) hereof, no Stockholder shall sell, transfer, assign, pledge or otherwise dispose of or encumber any Voting Trust Certificates, except in accordance with the terms of the Securityholders Agreement.

     1.4 Registration of Holders. The Trustee may treat the registered holder of a Voting Trust Certificate as the owner thereof for all purposes. Every transferee of a Voting Trust Certificate executing a joinder in the form of Exhibit C attached hereto shall become a party to this Agreement with the same force and effect as if such transferee had signed this Agreement, and such transferee shall for all purposes be considered a Stockholder hereunder.

     1.5 Replacement of Voting Trust Certificate. Upon receipt of evidence reasonably satisfactory to the Trustee (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of a Voting Trust Certificate, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Trustee (provided that if the registered holder is a financial institution or other institutional investor, its own agreement will be satisfactory), or, in the case of any such mutilation, upon surrender of such certificate, the Trustee shall (at the registered holder's expense) execute and deliver in lieu of such certificate a new Voting Trust Certificate of like kind representing the number of Shares represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

                            ARTICLE II
                           THE TRUSTEE

     2.1 Voting of Shares. During the term of this Agreement and for so long as the Trustee shall hold the Shares pursuant to this Agreement, the Trustee shall possess and in its sole discretion shall be entitled to and have, the duty to exercise, through its authorized officers or by their respective nominees or proxies, all of the Stockholders' voting rights and voting powers in respect of the Shares, and to take part in or consent to any corporate or stockholders'


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

action of any kind whatsoever, including the right to vote the Shares for the election of directors of the Company and on all matters upon which the holders of Shares are entitled to vote (subject to any limitations imposed by law, the Company's certificate of incorporation or bylaws or this Agreement). In discharging such duty, the Trustee shall (a) with respect to matters covered by
Section 2.1, 2.2 or 4.1 of the Securityholders Agreement, vote all of the Shares in the manner required by such Section 2.1, 2.2 or 4.1 (provided, that any Person's right to direct the Trustee's action pursuant to Section 2.1, 2.2 or
4.1 of the Securityholders Agreement shall be subject to any limitations on such right as are expressed in the Securityholders Agreement) and (b) with respect to voting or granting consent in respect of any matters other than those covered by
Section 2.1, 2.2 or 4.1 of the Securityholders Agreement, shall vote the Shares in the manner directed by the respective holders of the Voting Trust Certificates issued in respect of such Shares (provided that for purposes of this clause (b), the Trustee shall be free to abstain from voting, or granting consent with respect to, any such Shares unless and until the Trustee receives written direction from the holders of the Voting Trust Certificates issued in respect thereof).

     2.2  Dividends and Distributions.

          (a) Subject to Section 2.2(b) below, each Stockholder, or, in the event such Stockholder is party to a Pledge Agreement, the pledgee thereunder, shall be entitled to receive dividends or distributions of money, securities, or other property, if any, collected or received by the Trustee with respect to the Shares represented by the Voting Trust Certificates. Any such payments received by the Trustee shall be held in trust for the benefit of the Stockholders (or their respective pledgees under any Pledge Agreements) and shall be paid over to the Stockholders (or their respective pledgees under any Pledge Agreements) by the Trustee promptly upon the Trustee's receipt of such dividends or distributions. In lieu of receiving dividends or distributions and paying them to the Stockholders, the Trustee may instruct the Company in writing to pay the dividends or distributions (other than dividends consisting of Capital Stock) directly to the Stockholders (or their respective pledgees under any Pledge Agreements). In the event any such instruction is given to the Company, all liability of the Trustee with regard to the payment of such dividends or distributions shall cease, unless and until such instruction is revoked.

          (b) Notwithstanding Section 2.2(a) above, in the event that the Trustee receives any additional shares of Capital Stock through a dividend or other distribution with respect to any Shares, the Trustee shall hold such Capital Stock subject to this Agreement for the benefit of the Stockholders (and their respective pledgees under any Pledge Agreements) and such Capital Stock shall become subject to all of the terms and conditions of this Agreement to the same extent as if it were originally deposited as Shares hereunder. The Trustee shall issue Voting Trust Certificates in respect of such Capital Stock to the Stockholders (or their respective pledgees under any Pledge Agreements) as soon as practicable after the Trustee's receipt of such Capital Stock.

     2.3 Expenses; Exculpation; etc. The Trustee shall serve without compensation for its services as Trustee hereunder. The Trustee is expressly authorized to incur and pay and be promptly reimbursed by the Company for all reasonable charges and other expenses which the Trustee deems necessary and proper in the performance of its duties under this Agreement; provided, however, that the Company shall have the right to approve all expenditures that, either singly or together with all other such expenditures incurred or paid hereunder during the calendar year in which such expenditure was paid or incurred, exceed $5,000.00. Nothing contained herein shall disqualify the Trustee from engaging in any transaction with the Company or any of its subsidiaries, or otherwise


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

serving the Company or any of its subsidiaries in any other capacity, and in such capacity receiving compensation. The Trustee need only perform such duties as are specifically set forth in this Agreement and no covenants or obligations shall be implied in this Agreement that are adverse to the Trustee. The Trustee shall not be liable for its action or failure to act hereunder, unless such action or failure to act constitutes gross negligence or willful misconduct on its part. The Trustee shall not be required to give any bond or other security for the discharge of its duties under this Agreement.

     2.4 Successor Trustee. The Trustee may assign its rights and delegate its obligations to a successor Trustee. Any successor Trustee appointed hereunder shall indicate such Person's acceptance of such appointment by executing a counterpart of this Agreement and thereupon such successor shall be vested with all the rights, powers, duties and immunities herein conferred upon the Trustee as though such successor had been originally a party to this Agreement as Trustee. Upon assignment of its rights and delegation of its duties pursuant to this paragraph 2.4, the Trustee's authority to vote or otherwise exercise any rights with respect to the Shares shall immediately terminate, and the Trustee shall immediately surrender all certificates for Shares held by it to the Company accompanied by stock powers duly executed in blank. The Company shall cancel such certificates and shall issue new certificates representing the Shares to and in the name of the successor Trustee, as trustee of this Voting Trust.


                           ARTICLE III
                      TERM OF VOTING TRUST;
                      RELEASE OF SECURITIES

     3.1  Term of Voting Trust.

          (a) The Voting Trust created by this Agreement shall commence upon the execution of this Agreement by the parties hereto and shall continue until terminated in accordance with paragraph 3.1(b) below.

          (b) This Agreement and the Voting Trust created hereby shall terminate upon the occurrence of any of the following events (each, a "Trust Termination Event"):

     (i) the Vestar Holders and the Trustee agree to terminate this Agreement and the Voting Trust created hereby;

     (ii) the Trustee's resignation (other than in connection with an assignment of the Trustee's duties in accordance with Section 2.4);

     (iii) the consummation of a Public Offering if, and only to the extent, required by the managing underwriter of such Public Offering; or

          (iv)      the termination of the Securityholders Agreement.

          (c) Upon the termination of this Agreement pursuant to paragraph 3.1(b) above, and the surrender by the Stockholders to the Trustee of the Voting


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

Trust Certificates issued by the Trustee in respect of the Shares, the Trustee shall surrender the certificates representing the Shares to the Company properly endorsed for transfer to the Stockholders, or, in the event a Stockholder is party to a Pledge Agreement, the pledgee thereunder, shall take all other actions appropriate to effectuate the transfer of the Shares to the Stockholders (or their respective pledgees under any Pledge Agreements) and shall distribute all other property held in trust for the Stockholders (or their respective pledgees under any Pledge Agreements).

     3.2 Release of Securities for Public Sale. If at any time after the Company has effected its first Public Offering, a Stockholder desires to effect a Public Sale of Shares in accordance with the terms of the Securityholders Agreement, such Stockholder shall give written notice to the Trustee of such sale not more than thirty (30) nor less than ten (10) days prior to the proposed date of sale, specifying the intended method of distribution and the number of shares to be sold, and shall surrender to the Trustee the Voting Trust Certificates issued by the Trustee in respect of the Shares proposed to be sold. Upon receipt of such notice and the related Voting Trust Certificates, the Trustee shall deliver the certificates representing the Shares to be sold, endorsed in blank, to the Company or its transfer agent for registration of transfer to the purchaser (or its intermediary) in such Public Sale. If less than all the Shares represented by a particular certificate are being sold in such Public Sale, the Company shall, or shall cause its transfer agent to, issue and deliver to the Trustee a certificate for the Shares not being sold. If such Shares are not sold in a Public Sale within thirty (30) days after delivered by the Trustee, the Stockholder holding such Shares will promptly redeliver such Shares to the Trustee in the manner provided in Section 1.2(a) hereof.

     3.3 Release of Securities to Pledgee. If at any time, a pledgee under a Pledge Agreement (i) notifies the Trustee that a default exists under such Pledge Agreement or that such pledgee is otherwise authorized under the terms of such Pledge Agreement to transfer, distribute or otherwise dispose of the Shares in accordance with such Pledge Agreement and (ii) surrenders to the Trustee any Voting Trust Certificates issued by the Trustee in respect of the Shares subject to such Pledge Agreement, the Trustee shall deliver the certificates representing such Shares, endorsed in blank, to the Company for delivery to such pledgee. If less than all the Shares represented by a particular certificate are required to be turned over to any pledgee pursuant to the preceding sentence, the Company shall, or shall cause its transfer agent to, issue and deliver to the Trustee a certificate for the remaining Shares.


                            ARTICLE IV
                          MISCELLANEOUS

     4.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

          "Affiliate" of any particular Person means any other Person Controlling, Controlled by or under common Control with such particular Person or, in the case of a natural Person, any other member of such Person's immediate family, natural lineal descendants of such Person or a trust for the exclusive benefit of such Persons.



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

          "Agreement" has the meaning given such term in the preface.

          "Capital Stock" means each class or series of the Company's authorized capital stock.

          "Company" has the meaning given such term in the preface.

          "Control" (including, with correlative meaning, all conjugations thereof) means with respect to any Person, the ability of another Person to direct the actions or policies of such first Person, whether by ownership of voting securities, by contract or otherwise.

          "Employee" has the meaning given such term in the preface.

          "Equityholder" has the meaning given to such term in the preface.

     "Equity Purchase Agreement" means the Equity Purchase Agreement of even date herewith among the Company, Holdings, Barbara S. Davis, Diane S. Freedman and Judith S. Lerman.

          "Holdings" has the meaning given such term in the preface.

          "Person" means an individual, a partnership, a joint venture, a corporation, an association, a joint stock company, a limited liability company, a trust, an unincorporated organization or a government or any department or agency or political subdivision thereof.

     "Public Offering" has the meaning given such term in the Securityholders Agreement.

     "Public Sale" has the meaning given such term in the Securityholders Agreement.

          "Registrar" has the meaning given such term in Section 1.3(a).

          "Securityholders Agreement" means the Securityholders Agreement of even date herewith among the Company, Holdings, the Equityholders and the Employees, as the same may be amended from time to time.

          "Shares" means and includes all shares of Capital Stock deposited by the Stockholders with the Trustee pursuant to this Agreement and any additional shares of Capital Stock of the Company issued or distributed by the Company to the Trustee by way of a dividend or distribution on Shares.

          "Stockholders" means each of the Equityholders, the Employees, any Person who becomes a party hereto after the date hereof and any of their respective successors-in-interest.

          "Trustee" has the meaning given such term in the preface.

     "Trust Termination Event" has the meaning given such term in Section
3.1(b).

          "Voting Trust" has the meaning given such term in Section 1.1.



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

     "Voting Trust Certificate" has the meaning given such term in Section
1.2(c).

     4.2 Merger; Amendment. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein. This Agreement shall not be amended, altered or modified except by a written instrument that expressly refers to this Agreement, is signed by each of the Company, Holdings, the Trustee and the Stockholders and is filed with the Company's registered office within the State of Delaware.

     4.3 Binding Effect; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and permitted assigns. The rights and duties of any party to this Agreement shall not be assigned or delegated, except in connection with the resignation or removal of any Trustee and the appointment of a successor Trustee in accordance with Section 2.4 hereof.

     4.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, telecopied (with confirmation of receipt), one day after deposit with a reputable overnight delivery service (charges prepaid) and three days after deposit in the U.S. Mail (postage prepaid and return receipt requested) to the address set forth below or such other address as the recipient party has previously delivered notice to the sending party.

          (i)  If to the Company :

                    Clark-Schwebel Holdings, Inc.
                    c/o Vestar Equity Partners
                    245 Park Avenue, 41st Floor
                    New York, NY  10167
                    Attn:  Sander M. Levy
                    Telecopy:  (212) 808-4922

               with a copy to:

                    Kirkland & Ellis
                    655 Fifteenth Street, N.W.
                    Washington, D.C.  20005
                    Attn:  Jack M. Feder
                    Telecopy:  (202) 879-5200

          (ii) If to the Trustee or Holdings:

                    Vestar/CS Holding Company, L.L.C.
                    c/o Vestar Equity Partners
                    245 Park Avenue, 41st Floor
                    New York, NY  10167
                    Attn:  Sander M. Levy


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

                    Telecopy:  (212) 808-4922

               with a copy to:

                    Kirkland & Ellis
                    655 Fifteenth Street, N.W.
                    Washington, D.C.  20005
                    Attn:  Jack M. Feder
                    Telecopy:  (202) 879-5200

     (iii) If to an Equityholder or an Employee, addressed to such Equityholder or Employee at the address set forth in the Securityholders Agreement.

     4.5 Severability. If any provision of this Agreement or any other agreement, document or writing given pursuant to or in connection with this Agreement shall be found by a court of competent jurisdiction to be invalid or unenforceable under applicable law, such provision shall be ineffective to the extent of such invalidity only, without in any way affecting the remainder of such provision or the remaining provisions of this Agreement.

     4.6 Specific Enforcement. The Company, Holdings, the Trustee and the Stockholders shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company, Holdings, the Trustee or any Stockholder may in its or his sole discretion apply to any court of law or equity of competent jurisdiction for specific performance or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

     4.7 Headings. The headings of the paragraphs of this Agreement are inserted for convenience of reference only and do not form a part or affect the meaning hereof.

     4.8 Governing Law. The General Corporation Law of the State of Delaware shall govern all questions arising under this Agreement concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

     4.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall be deemed to be one and the same instrument.

                   *     *     *     *     *

          IN WITNESS WHEREOF, the parties hereto have executed this Voting Trust Agreement as of the date first above written.

                              CLARK-SCHWEBEL HOLDINGS, INC.


                              By:

                              Its:

                              VESTAR/CS HOLDING COMPANY, L.L.C.,
                              in its individual capacity and as Trustee


                              By:

                              Its:

                              EQUITYHOLDERS:



                              Barbara S. Davis



                              Diane S. Freedman



                              Judith S. Lerman

                              EMPLOYEES:



                              William D. Bennison



                              Richard C. Wolfe

                              Donald R. Burnette



                              William H. Boyles



                              Dieter R. Wachter



                              Harvey A. Morse



                              Jeffrey Ettin



                              E.J. Geddings



                              Michael C. Marshall



                              Hugh Lyn H. Burgess



                              Randall T. Brown



                              Robert B. Hinton



                              Thomas J. Bettencourt



                              Kyle J. Davidson

                                                        EXHIBIT A


THIS VOTING TRUST CERTIFICATE IS ISSUED PURSUANT TO AND IS SUBJECT TO THE TERMS OF A CERTAIN VOTING TRUST AGREEMENT, DATED APRIL 17 , 1996 AMONG CLARK-SCHWEBEL HOLDINGS, INC. (THE "COMPANY"), THE TRUSTEE OF THE VOTING TRUST AND THE BENEFICIARIES OF THE VOTING TRUST. THE BENEFICIAL INTEREST IN SHARES OF THE CAPITAL STOCK OF THE COMPANY REPRESENTED BY THIS VOTING TRUST CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE VOTING TRUST AGREEMENT, A COPY OF WHICH IS ON FILE AT THE ISSUER'S REGISTERED OFFICE IN THE STATE OF DELAWARE.

THE SECURITIES REPRESENTED BY THIS VOTING TRUST CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAW AND THE SECURITIES REPRESENTED HEREBY CANNOT BE TRANSFERRED UNLESS THEY ARE REGISTERED OR QUALIFIED UNDER SUCH FEDERAL AND ANY APPLICABLE STATE SECURITIES LAW OR UNLESS AN EXEMPTION FROM REGISTRATION OR QUALIFICATION IS AVAILABLE.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE CONSTITUTE ["EMPLOYEE SECURITIES"]["EQUITYHOLDER SECURITIES"] UNDER A CERTAIN SECURITYHOLDERS AGREEMENT DATED AS OF APRIL 17, 1996 AMONG THE ISSUER OF SUCH SECURITIES (THE "COMPANY") AND CERTAIN OF THE COMPANY'S SECURITYHOLDERS AND, AS SUCH, ARE SUBJECT TO CERTAIN VOTING PROVISIONS, PURCHASE RIGHTS AND RESTRICTIONS ON TRANSFER SET FORTH IN SUCH SECURITYHOLDERS AGREEMENT. A COPY OF SUCH SECURITYHOLDERS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.


Certificate No. VTC - _______    Date of Issuance: April 17, 1996
Number of Shares Beneficially
Represented Hereby:  _______
shares of common stock,
par value $.01 per share

                     VOTING TRUST CERTIFICATE

          This Voting Trust Certificate (this "Certificate") certifies that the undersigned Trustee has received certificate(s) representing ________ shares of common stock, par value $.01 per share (the "Shares") of Clark-Schwebel Holdings, Inc., a Delaware corporation (the "Company"), on behalf of ________________________ (the "Holder"), duly registered in the name of the undersigned Trustee, on the following terms and conditions:

                        Rights of Holders

          The Holder agrees to, accepts and ratifies all of the terms, conditions and covenants of that certain Voting Trust Agreement dated April 17, 1996 (the "Agreement"), a counterpart of which is on file with the registered office of the Company in the State of Delaware, and which is hereby incorporated herein by reference. Capitalized terms used but not otherwise defined in this Certificate shall have the meanings given such terms in the Agreement. The Holder shall possess and be entitled to rights of ownership of the Shares only as provided in the Agreement. The Holder of this Certificate shall transfer or replace this Certificate only as provided in the Agreement.



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

                     Voting And Other Rights

          The Trustee during the term of the Agreement shall have sole voting rights and certain other rights with respect to the Shares as specified in the Agreement (subject to the limitations imposed by the Company's certificate of incorporation, bylaws or any agreement to which the Shares may be subject). No voting rights are granted by this Certificate and only those rights provided to the Holder of a Certificate by the Agreement are represented by this Certificate.

                   Dividends and Distributions

          Subject to the provisions of the Agreement, The Holder of this Certificate shall be entitled to receive all dividends or other distributions of cash, securities or other property by the Company received by the undersigned Trustee in respect of the Shares, except that in the event of dividends or distributions of shares of Capital Stock the Trustee shall receive and hold any such dividends or distributions pursuant to the terms of the Agreement and shall issue to the Holder hereof additional Certificates representing such additional Shares. In lieu of the Trustee receiving dividends and distributions and paying them to the Holder of this Certificate, the Trustee may instruct the Company to pay the dividends or distributions directly to the Holder, as provided in the Agreement.

                           Termination

          The Voting Trust shall terminate upon the occurrence of a Trust Termination Event, as provided in the Agreement.

                Subject to Voting Trust Agreement

          This Certificate is governed in all respects by the Agreement. In the event of any inconsistency between the terms and conditions of this Certificate and the Agreement, the Agreement shall control.

               Subject to Securityholders Agreement

     This Certificate evidences "Securities", as defined in, and subject to the terms of, the Securityholders Agreement.

          IN WITNESS WHEREOF, this Voting Trust Certificate is executed and issued to the Holder by the undersigned Trustee as of the date first written above.


                              VESTAR/CS HOLDING COMPANY, L.L.C.,
                              as Trustee



                              By:

                              Its:

                                                      EXHIBIT B


                            ASSIGNMENT


          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers undersigned's right, title and interest in and to the attached Voting Trust Certificate, certificate number VTC-____, the beneficial interest in the shares of capital stock of Clark-Schwebel Holdings, Inc., a Delaware corporation (the "Company"), represented thereby and all related rights under the Voting Trust Agreement dated as of April ___ , 1996 (the "Voting Trust Agreement"), among Vestar/CS Holding Company, L.L.C., or its successor-in-interest, as trustee (the "Trustee") and the other parties thereto, to ______________________ and authorizes ____________________________ to surrender the attached Voting Trust Certificate to the Trustee or its designee for registration of transfer.




Date:     _______________
                           [Signature of Stockholder]

                                                        EXHIBIT C


                        JOINDER AGREEMENT


          THIS JOINDER AGREEMENT (this "Agreement") is made as of the date written below by the undersigned (the "Joining Party") in favor of and for the benefit of (i) Vestar/CS Holding Company, L.L.C., a Delaware limited liability company, or its successor-in-interest (the "Voting Trustee") and the other Persons party to the Voting Trust Agreement, dated as of April ___, 1996 (the "Voting Trust Agreement"), among the Voting Trustee and such other Persons and
(ii) Clark-Schwebel Holdings, Inc., a Delaware corporation (the "Company"), and the other Persons party to the Securityholders Agreement, dated as of April ___, 1996 (the "Securityholders Agreement"), among the Company and such other Persons. Capitalized terms used but not defined herein shall have the meanings given such terms in the Securityholders Agreement.

          Accordingly, the Joining Party hereby agrees as follows:

          1. The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder, the Joining Party will be deemed to be a party to the Voting Trust Agreement and shall have all of the obligations of a Stockholder thereunder as if it had executed the Voting Trust Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Voting Trust Agreement.

          2. The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder, the Joining Party will be deemed to be a party to the Securityholders Agreement and shall have all of the obligations of a Securityholder and a holder of [Employee Securities] [Member Securities] thereunder as if it had executed the Securityholders Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Securityholders Agreement.


                   *     *     *     *     *

          IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.


Date:     __________________
                                 [Joining Party]


                              [By:

                              Its:]